UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☒	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

INTERNATIONAL LAND ALLIANCE, INC.

(Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INTERNATIONAL LAND ALLIANCE, INC.

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

January 22, 2025

Dear Stockholders:

Re:	Action by Written Consent in Lieu of Special Meeting of Stockholders

We are furnishing the attached Information Statement to the holders of record on November 29, 2024, of common stock, par value $0.001 per share (the “Common Stock”), of International Land Alliance, Inc., a Wyoming corporation (the “Company,” “we,” “us” or “our”). The purpose of the Information Statement is to notify stockholders in accordance with the Wyoming Business Corporation Act (the “WBCA”) that, in lieu of a Special Meeting of the Stockholders of the Company, the Board of Directors of the Company (the “Board”), has taken and approved the following actions to:

1.	To approve an amendment to our articles of incorporation to increase the number of authorized shares of common stock from One Hundred and Fifty Million (150,000,000) to Two Hundred and Fifty Million (250,000,000) shares,

2.	To authorize our Board of Directors, in its discretion, to amend our articles of incorporation not later than September 30, 2025, to effect a Reverse Stock Split of all outstanding shares of our common stock in a ratio of not less than 1 for 25 and not more than 1 for 75, to be determined by the Board of Directors, and

3.	To approve the Company’s 2024 Stock Incentive Plan.

The foregoing actions were approved on November 29, 2024, by our Board of Directors. In addition, on November 29, 2024, the holders of approximately 53.6% of the Company’s outstanding voting securities, as of the record date, approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

The WBCA provides in part that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, written consent thereto is signed by stockholders holding at least a majority of the voting power. However, if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consent is required.

To eliminate the costs and management time involved in obtaining proxies and to effect the above actions as early as possible to accomplish the purposes of the Company as herein described, the Board consented to the utilization of and did obtain the written consent of the Consenting Stockholders, who collectively own shares representing a majority of our Common Stock.

The above actions taken by the Company’s stockholders will become effective on or about February 11, 2025 and are more fully described in the Information Statement accompanying this Notice. Under the rules of the Securities and Exchange Commission, the above actions cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

The Company will bear the entire cost of furnishing this Information Statement. The Company may request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

You are urged to read this Information Statement carefully in its entirety. However, no action is required on your part in connection with this document. No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the actions described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement will be first distributed to you on or about January 22, 2025.

You may contact us directly if you have any questions about the enclosed Information Statement. Thank you for your continued interest in our Company.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Sincerely,

/s/ Jason Sunstein
January 22, 2025	Name:	Jason Sunstein
San Diego, California	Title:	Chief Financial Officer

INTERNATIONAL LAND ALLIANCE, INC.

350 10th Avenue, Suite 1000

San Diego, CA 92101

(877) 661-4811

INFORMATION STATEMENT

We Are Not Asking You for a Proxy and

You Are Requested Not To Send Us a Proxy

INTRODUCTION

This Information Statement is being furnished to the stockholders of International Land Alliance, Inc. (the “Company,” “we,” “us,” or “our”) in connection with the actions to be taken by us as a result of written consents in lieu of a Special Meeting of Stockholders pursuant to the WBCA.

This Information Statement and Notice of Stockholder Action by Written Consent is being furnished by us to our stockholders of record as of November 29, 2024 (the “Record Date”), to inform our stockholders that the Board of Directors of the Company (the “Board”) and the holders of approximately 53.6% of our outstanding voting securities as of such date (the “Voting Stockholders”), have taken and approved the following actions (collectively, the “Corporate Actions”) to:

1.	To approve an amendment to our articles of incorporation to increase the number of authorized common stock from One Hundred and Fifty Million (150,000,000) to Two Hundred and Fifty Million (250,000,000) shares,

2.	To authorize our Board of Directors, in its discretion, to amend our articles of incorporation not later than September 30, 2025, to effect a Reverse Stock Split of all outstanding shares of our common stock in a ratio of not less than 1 for 25 and not more than 1 for 75, to be determined by the Board of Directors, and

3.	To approve the Company’s 2024 Stock Incentive Plan.

This Information Statement is being sent to notify you of the Corporate Actions being taken by written consent in lieu of a meeting of our stockholders. On November 29, 2024, by unanimous written action, our Board adopted and approved the Authorized Share Increase, the reverse stock split authorization, and the Company’s 2024 Stock Incentive Plan.

On the Record Date, the Voting Stockholders, representing approximately 53.6% of the voting power of our Company, adopted and approved by written consent the Authorized Share Increase, the reverse stock split authorization, and approved the Company’s 2024 Stock Incentive Plan.

Chapter 16 of Article 17 of the WBCA provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The WBCA, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all stockholders who were entitled to vote upon the action but who have not consented to the action. Under Wyoming law, stockholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Authorized Share Increase, the reverse stock split authorization, or the 2024 Stock Incentive Plan.

We are distributing this Information Statement to our stockholders in complete satisfaction with any notice requirements we may have under the WBCA and Regulation 14C of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement is dated January 22, 2025 and is first being sent to our stockholders of record on or about January 22, 2025.

On the Record Date, 89,006,719 shares of our Common Stock were issued, outstanding, and entitled to notice of and vote on all matters presented to stockholders. Holders of Common Stock are entitled to one vote per share, and holders of the Company’s Series A Preferred Stock are entitled to 50 votes per share.

Pursuant to the WBCA, at least a majority of the Company’s voting power was required to approve the Corporate Actions by written consent. On the Record Date, the Voting Stockholders, as the holders of 46,487,102 votes representing approximately 53.6% of the outstanding shares of our Voting Securities, executed written consents adopting, approving, and ratifying the Corporate Actions, thereby satisfying the requirement under the WBCA that at least a majority of the voting power vote in favor of the Corporate Actions by written consent.

This Information Statement and the accompanying notice constitute notice to you of action by written consent as required under the WBCA. Because we have obtained sufficient stockholder approval of the Corporate Actions, no other consents or votes will be solicited in connection with this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under federal securities laws, Corporate Actions may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Corporate Actions will not occur until that time has elapsed.

Dissenters’ Rights of Appraisal

Under the WBCA, Company stockholders are not entitled to appraisal rights with respect to Corporate Actions.

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PROPOSAL ONE

AUTHORIZED SHARE INCREASE

Our Board has adopted and recommended that our stockholders adopt and approve an amendment to our articles of incorporation, providing for an increase in the number of our authorized shares of Common Stock from One Hundred and Fifty Million (150,000,000) to Two Hundred and fifty Million (250,000,000) shares. The proposed text of the amendment to the Articles of Incorporation is attached as Exhibit A to this Information Statement (the “Amendment”).

Purposes of the Proposed Amendment

We do not have any present plan, arrangement or understanding to designate and issue any of the shares of common stock that will become available as a result of the proposed Amendment. Although, at present, our Board has no immediate plans to issue additional shares of common stock, it desires to have the shares available to provide additional flexibility to use our common stock for business and financial purposes in the future. The additional 100,000,000 authorized shares of common stock would be available for issuance for various purposes, as our Board may deem advisable, such as for future financings, to satisfy the issuance of shares of common stock on the conversion or exercise of our options, warrants or other convertible securities, to provide equity incentive to employees, consultants, officers, and directors, to make stock-based acquisitions and for other general corporate purposes. Furthermore, we may utilize our securities to make future acquisitions. Acquisitions can be a key component of growth, and from time to time, consideration for acquisitions may include the issuance of common stock.

In addition to fundraising opportunities, we engage in periodic discussions with potential partners, strategic investments, and acquisition candidates. If any of these discussions came to a definitive understanding, it is possible that we could use some of the newly authorized shares in connection with one or more such transactions. We also plan to continue to issue shares of common stock pursuant to our equity incentive plans. We currently have no agreement, commitment, or arrangement regarding the issuance of common stock in connection with one or more such strategic transactions after the increased number of authorized shares. In addition, we do not have any agreements, commitments, or arrangements regarding the issuance of common stock in connection with a fund-raising opportunity or any other purposes not specifically set forth in this Information Statement.

The newly authorized shares of common stock would be available for issuance without further action by stockholders except as required by law, our amended and restated articles of incorporation, or applicable stock exchange requirements. Any such issuance could have the effect of diluting existing stockholders. Our Articles of Incorporation do not include any preemptive or other rights of stockholders to subscribe for any shares of common stock which may in the future be issued by us, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership of common stock.

Rights of Additional Authorized Shares

The additional common stock authorized by stockholder approval of this Proposal One would have rights identical to the currently outstanding shares of our common stock.

Possible Anti-Takeover Effects of the Proposed Amendment

In addition to the corporate purposes mentioned above, an increase in the number of authorized shares of our common stock may make it more difficult to, or discourage an attempt to, obtain control of the Company utilizing a takeover bid that the Board determines is not in the best interest of the Company and its stockholders. However, our Board of Directors is unaware of any attempt to take control of our company, and our Board of Directors has not presented this proposal with the intent to utilize it as a type of anti-takeover device.

Vote Required

Pursuant to the Wyoming Business Corporation Act, the approval of the above Proposal required a majority of the Company’s outstanding voting capital stock. As discussed above, the stockholders who collectively own shares representing a majority of our common stock have consented to Proposal One.

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PROPOSAL 2

APPROVAL OF GRANT TO THE BOARD OF DIRECTORS THE DISCRETIONARY AUTHORITY TO

AFFECT A REVERSE STOCK SPLIT TO THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK

We are seeking shareholder approval to grant the Board discretionary authority to amend the Company’s Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of our Common Stock, par value $0.001 per share, such split to combine a whole number of outstanding shares of our Common Stock in a ratio of not less than one (1) share for 25 shares and not more than one (1) share for 75 shares, to be determined by the Board of Directors, at any time before September 30, 2025 (the “Reverse Split Proposal”).

The amendments will not change the number of authorized shares of Common Stock or the relative voting power of our shareholders. Because the number of authorized shares will not be reduced, the number of authorized but unissued shares of our Common Stock will materially increase and will be available for issuance by the Company. The reverse stock split, if affected, would uniformly affect all of our common stockholders.

The Board unanimously approved and recommended seeking shareholder approval of this Reverse Split Proposal on November 29, 2024.

Even if the shareholders approve the Reverse Split Proposal, we reserve the right not to effect any reverse stock split if the Board does not deem it to be in the best interests of our shareholders. The Board believes that granting this discretion provides the Board with maximum flexibility to act in the best interests of our shareholders. If the shareholders approve this Reverse Split Proposal, the Board will have the authority, at its sole discretion, without further action by the shareholders, to effect a reverse stock split.

The Board’s decision as to whether and when to effect the reverse stock split will be based on several factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

Following a reverse stock split, the number of our outstanding shares of Common Stock will be significantly reduced. The shares authorized under the Company’s 2024 Incentive Stock Plan are non-dilutive, and therefore, the authorized shares will not be affected by any reverse stock split proposed herein.

The reverse stock split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to our Board or our shareholders.

Certain risks are associated with a reverse stock split, and we cannot accurately predict or assure that it will produce or maintain the desired results (for more information on the risks, see the section below entitled “Certain Risk Factors Related to the Reverse Stock Split”). However, our Board believes the benefits to the Company and our shareholders outweigh the risks.

Reasons for the Reverse Stock Split

The primary purpose for effecting the reverse stock split, should the Board of Directors choose to affect one, would be to increase the per share price of our Common Stock. The Board of Directors believes that, should the appropriate circumstances arise, affecting the reverse stock split would, among other things, help us to:

●	Meet specific initial listing requirements of the New York Stock Exchange (“NYSE”) and/or NASDAQ;

●	Appeal to a broader range of investors to generate greater investor interest in the Company; and

●	Improve the perception of our Common Stock as an investment security.

Meet the NASDAQ or NYSE Listing Requirements—Our Common Stock is currently listed on the OTCQB under the symbol “ILAL”. The NYSE and the NASDAQ require a minimum trading price per share to list on either exchange. The NYSE and the NASDAQ Rules and Regulations require, among other things, that to list on their exchanges, the average closing price of a company’s common stock must be at least $3.00 and $4.00 per share, respectively.

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Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company—An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions tend to be higher for such stocks as a percentage of the total transaction. Moreover, the analysts at many brokerage firms do not monitor the trading activity or provide coverage of lower-priced stocks. Giving the Board of Directors the ability to effect a reverse stock split and thereby increase the price of our Common Stock would provide the Board with the ability to address these issues if it is deemed necessary.

Criteria to Determine Whether to Implement Reverse Stock Split

In determining whether to implement this reverse stock split and its specific reverse split ratio, the Board of Directors may consider various factors, including:

●	the historical trading price and trading volume of our common stock;
●	the then-prevailing trading price and trading volume of our common stock;
●	the expected impact of the reverse stock split on the short- and long-term market; and
●	overall prevailing general stock market and economic conditions.

Certain Risk Factors Related to the Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase our stock price or otherwise benefit the market for our common stock. Although we expect that a reverse stock split will increase the market price of our common stock, its actual effect on our common stock cannot be predicted with any certainty. We cannot know whether the market price for our common stock will be proportionately the same, more significant, or less than before a reverse stock split. If our post-split common shares are traded at prices that are less than their pre-split prices multiplied by the reverse split ratio, our stockholders could suffer a material loss in the value of the shares held by them.

The history of reverse stock splits for other companies varies, and some investors may view them negatively. It is possible that the price of our common shares after the reverse stock split will not increase in the same proportion as the reduction in the number of our outstanding common shares and that the reverse stock split may not result in a per-share price that will attract investors who do not trade in lower priced stocks. Although we believe the reverse stock split will enhance the marketability of our common stock to some potential investors, we cannot assure you that our common stock will be more attractive to any investors.

Given the reduced number of outstanding shares after its implementation, the proposed reverse stock split may decrease the liquidity of our common stock.

Potential Dilutive Effect of Reverse Stock Split. Regardless of our Board of Directors’ reverse split ratio, a material increase in our unissued authorized common shares will occur. This may allow us to dilute existing stockholders more substantially in the future than is currently possible. The issuance of such additional common shares could dilute the equity ownership, voting impact, and future earnings per share of existing shareholders, and depending on the amount and value received for shares issued, such dilution may be substantial. Moreover, our shareholders have no preemptive rights to subscribe for or purchase any part of new or additional issuances of our securities. This means they have no prior right to purchase or otherwise acquire any part of newly issued common shares to maintain their proportionate ownership of our common stock.

Potential Anti-Takeover Effect of Reverse Stock Split. The substantial increase in our authorized common stock available for issuance without stockholder approval resulting from a reverse stock split could have the effect of discouraging unsolicited takeover attempts or inhibiting needed management changes and, accordingly, may limit the opportunity of our stockholders to dispose of their shares at a better price than otherwise available to them. The issuance or even potential issuance of such increased authorized shares, by diluting the voting power of existing stockholders, could discourage, delay, or even prevent unsolicited persons from gaining control of the Company or effecting a merger or other business combination, even if such a transaction is perceived beneficial to existing stockholders.

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We currently have no written or oral plans, proposals, or other arrangements to issue any of the additional authorized common shares that would be available in the event of a reverse stock split.

Principal Effects of a Reverse Stock Split

If our shareholders approve this Reverse Split Proposal and the Board of Directors elects to effect a reverse stock split, our issued and outstanding shares of Common Stock would decrease at a rate of approximately one share of Common Stock for every twenty-five (25) to seventy-five (75) shares of Common Stock currently outstanding, with adjustment for any fractional shares. The reverse stock split would be affected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The reverse stock split would affect all of our shareholders uniformly. It would not affect any shareholder’s percentage ownership interests in the Company except to the extent that it results in a shareholder receiving whole shares in lieu of fractional shares. Shareholders holding fractional shares due to the Reverse Stock Split will be rounded up to the next whole share. The reverse stock split would not affect the relative voting or other rights accompanying our Common Stock shares except to the extent that it results in a shareholder receiving a whole share in lieu of fractional shares. Common Stock issued pursuant to the reverse stock split would remain fully paid and non-assessable. The reverse stock split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Exchange Act. We have no current plans to take the Company private. Accordingly, a reverse stock split is unrelated to a strategy to do so.

In addition to the change in the number of shares of Common Stock outstanding, a reverse stock split would have the following effects:

Increase the Per Share Price of our Common Stock—By effectively condensing several pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. However, the amount of the initial increase in per share price and the duration of such increase are uncertain. If appropriate circumstances exist, the Board may utilize the reverse stock split as part of its plan to obtain a listing on the NYSE or NASDAQ to meet the above listing standards.

Increase in the Number of Shares of Common Stock Available for Future Issuance—A reverse stock split will increase the number of authorized but unissued shares by reducing the number of shares outstanding without reducing the number of available but unissued Common Stock shares. The Board believes the increase is appropriate for funding the Company’s future operations. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares to finance future acquisitions.

The following table contains information relating to our common stock based on information as of November 29, 2024:

	Current	After Reverse Split if 1:25 Ratio is Selected	After Reverse Split if 1:75 Ratio is Selected
Authorized Common Stock	150,000,000	150,000,000	150,000,000
Common Stock issued and outstanding	89,006,719	3,560,269	1,186,757

Although a reverse stock split would not have any dilutive effect on our shareholders, a reverse stock split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance, giving our Board an effective increase in the authorized shares available for issuance, in its discretion. Our Board, from time to time, may deem it to be in the best interests of the Company and our shareholders to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If our Board authorizes the issuance of additional shares after the reverse stock split described above, the dilution to the ownership interest of our existing shareholders may be greater than would occur had the reverse stock split not been effected. Many stock issuances not involving equity compensation do not require shareholder approval, and our Board generally seeks approval of our shareholders in connection with a proposed issuance only if required at that time.

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Require Adjustment to some Currently Outstanding Securities Exercisable into Shares of our Common Stock – Except for options issued under the Company’s 2024 Incentive Stock Plan, a reverse stock split would reduce the number of shares of Common Stock issuable upon the exercise of our outstanding stock options in proportion to the reverse stock split ratio. Additionally, the exercise price of outstanding options would increase in proportion to the reverse stock split ratio.

In addition, a reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of Common Stock, which may be more challenging to sell and cause those holders to incur greater brokerage commissions and other costs upon sale.

Authorized Shares of Common Stock

The Reverse Split Proposal will not change the number of authorized shares of Common Stock but will increase the number of authorized shares available for future issuance for corporate needs such as equity financing, retirement of outstanding indebtedness, stock splits and stock dividends, employee benefit plans, or other corporate purposes as may be deemed by the Board to be in the best interests of the Company and its shareholders. The Board believes the increase in available shares for future issuance is appropriate to fund the Company’s future operations. It will also provide the Company with greater flexibility to respond quickly to advantageous business opportunities. However, we may, from time to time, explore opportunities to make acquisitions through the use of stock. As a result, the Company’s current number of authorized shares of Common Stock may enable the Company to better meet its future business needs.

We believe that the current amount of authorized Common Stock will make a sufficient number of shares available should the Company decide to use its shares for one or more of the previously mentioned purposes or otherwise. The current capital will provide the Board with the ability to issue additional shares of stock without further vote of the shareholders of the Company, except as provided under Wyoming corporate law or under the rules of any national securities exchange on which shares of stock of the Company are then listed.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Split Proposal is approved by our shareholders, our Board, in its sole discretion, will determine whether such an action is in the best interests of the Company and our shareholders, taking into consideration the factors discussed above. If our Board believes that a reverse stock split is in our best interests and the best interest of our shareholders, our Board will then implement the reverse stock split.

We would then file a certificate of amendment to our Articles of Incorporation with the Secretary of the State of Wyoming when our Board of Directors determined the appropriate, effective time for the reverse stock split to affect the reverse split. Upon the filing of the certificate of amendment, and without any further action on the part of the Company or our shareholders, the issued shares of Common Stock held by shareholders of record as of the effective date of the reverse stock split would be converted into a lesser number of shares of Common Stock calculated in accordance with the reverse stock split ratio of not less than one-for-twenty-five (1:25) or not more than one-for-seventy-five (1:75), as selected by our Board and set forth in the certificate of amendment.

For example, if a shareholder presently holds 5,000 shares of our Common Stock, he or she would have 200 shares of Common Stock following a one-for-twenty-five reverse stock split or 67 shares of Common Stock following a one-for-seventy-five reverse stock split in each case with an adjustment for any fractional shares. Beginning on the effective date of the split, each certificate representing pre-split shares would be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, shareholders will be notified that the reverse stock split has been effected.

Effect on Beneficial Holders (i.e., Shareholders Who Hold in “Street Name”)

Upon the reverse stock split, we intend to treat Common Stock held by shareholders in “street name” through a bank, broker, or other nominee in the same manner as shareholders whose shares are registered in their own names. Banks, brokers, or other nominees will be instructed to effect the reverse stock split for their customers holding Common Stock in “street name.” However, these banks, brokers, or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold shares of Common Stock with a bank, broker, or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker, or other nominee.

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Effect on Registered “Book-Entry” Holders (i.e., Shareholders That Are Registered on the Transfer Agent’s Books and Records but Do Not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Globex Transfer, LLC. These shareholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a shareholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a shareholder is entitled to post-reverse stock split shares, a transaction statement will be sent to the shareholder’s address of record indicating the number of shares (adjusted for any fractional shares) of Common Stock held following the reverse stock split if required by the shareholder.

Effect on Certificated Shares

Upon the reverse stock split, our transfer agent will act as our exchange agent and assist holders of Common Stock in implementing the exchange of their certificates.

Commencing on the effective date of a reverse stock split, shareholders holding shares in certificated form will be sent a transmittal letter by our transfer agent. The letter of transmittal will contain instructions on how a shareholder should surrender his or her certificates representing Common Stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole post-reverse stock split Common Stock, as applicable (“New Certificates”). No New Certificates will be issued to a shareholder until that shareholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. The letter of transmittal will also contain instructions on obtaining New Certificates if your Old Certificates have been lost. If you have lost your certificates, you will have to pay any surety premium and the service fee required by our transfer agent.

Until surrendered, we will deem outstanding Old Certificates held by shareholders to be canceled and only to represent the number of whole shares to which these shareholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer, or other disposition of shares, will automatically be exchanged for New Certificates.

Shareholders should not destroy any stock certificates and should not submit any certificates until requested by the transfer agent to do so. Shortly after the reverse stock split, the transfer agent will provide registered shareholders with instructions and a letter of transmittal for converting Old Certificates into New Certificates. Shareholders are encouraged to promptly surrender Old Certificates to the transfer agent (acting as exchange agent in connection with the reverse stock split) to avoid having shares become subject to escheat laws.

Fractional Shares

The effect of the Reverse Split upon existing shareholders of the common stock will be that the total number of shares of the Company’s common stock held by each shareholder will automatically convert into the number of whole shares of common stock equal to the number of shares of common stock owned immediately before the Reverse Split divided by the reverse stock split ratio chosen by the Board, with an adjustment for any fractional shares. Fractional shares will be rounded up to the next whole share.

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Upon effectuation of the Reverse Split, each common shareholder’s percentage ownership interest in the Company’s common stock will remain virtually unchanged, except for minor changes and adjustments resulting from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of the Company’s common stock will be substantially unaffected by the Reverse Split. All issued, and outstanding options, warrants, and convertible securities will be appropriately adjusted for the reverse split automatically on the effective date. Shareholders holding a fraction due to the reverse split will be rounded up to the next whole share.

No Appraisal Rights

Our shareholders are not entitled to appraisal rights regarding a reverse stock split, and we will not independently provide them with such rights.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Reverse Split Proposal except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to abandon a reverse stock split without further action by our shareholders at any time before the effectiveness of the filing with the Secretary of the State of Wyoming of the certificate of amendment to our Articles of Incorporation, even if our shareholders have approved the authority to effect a reverse stock split. By voting in favor of a reverse stock split, you are authorizing the Board to delay, not proceed with, and abandon a reverse stock split if it should decide, in its sole discretion, that such action is in the best interests of the shareholders.

Vote Required

According to the WBCA, approving the above Action requires a majority of the Company’s outstanding voting capital stock. As discussed above, the majority of stockholders have consented to Proposal Two.

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PROPOSAL THREE

ADOPTION OF THE 2024 STOCK INCENTIVE PLAN

Approval of 2024 Stock Incentive Plan (“2024 Plan”)

Our board of directors and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2024 Plan will maintain and enhance the key policies and practices adopted by our management and board of directors to align employee and stockholder interests. In addition, our future success largely depends on our ability to maintain a competitive position by attracting, retaining, and motivating key personnel. We believe that adopting the 2024 Plan is essential to permit our management to continue providing long-term, equity-based incentives to present and future employees.

The 2024 Plan has been approved by the Voting Stockholders in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for certain compensation paid under the 2024 Equity Plan by complying with Rule 162(m) of the Code. The Company has reserved a total of 15,000,000 shares of our authorized common stock for issuance under the 2024 Plan.

The following is a summary of the 2024 Plan. This summary is qualified in its entirety by reference to the text of the 2024 Plan, a copy of which is attached as Exhibit B to this Information Statement.

General

The 2024 Plan enables our board of directors to provide equity-based incentives through awards grants to the Company’s present and future employees, directors, consultants, and other third-party service providers.

Shares issued under the 2024 Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares of common stock reserved for issuance under the 2024 Plan. In addition, the number of shares of common stock subject to the 2024 Plan, any number of shares subject to any numerical limit in the 2024 Plan, and the number of shares and terms of any incentive award may be adjusted in the event of any change in our outstanding common stock because of recapitalization. Except as otherwise expressly provided herein, if the outstanding shares of Common Stock are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or another corporation because of a reorganization, merger, consolidation, recapitalization, reclassification or combination of shares, stock dividend stock split or reverse stock split, appropriate adjustment shall be made by the Board of Directors in the number of shares and kind of stock subject to unexercised stock options hereunder, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

Administration

The compensation committee of our board of directors (or such other committee as is designated by our board of directors, or in the absence of any such committee, the entire board of directors) (the “Committee”), will administer the 2024 Plan. Subject to the terms of the 2024 Plan, the Committee will have complete authority and discretion to determine the terms of awards under the 2024 Equity Plan.

Stock Options

The 2024 Plan authorizes the grant of Incentive Stock Options and Non-Qualified Stock Options (each an “Option”). Options granted under the 2024 Plan entitle the grantee, upon exercise, to purchase a specified number of shares of common stock from us at a specified exercise price per share. The administrator of the 2024 Plan will determine the period during which an Option may be exercised, as well as any Option vesting schedule, except that no Option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an Option cannot be less than the fair market value of the common stock on the date of grant. Under the 2024 Plan, a participant may not surrender an Option for the grant of a new Option with a lower exercise price or another award.

The aggregate fair market value, determined on the date of grant, of shares for which Incentive Stock Options granted under the 2024 Plan become exercisable by a participant during any calendar year shall not exceed $100,000, and any amount in excess of $100,000 shall be treated as Non-Qualified Stock Options. If an Incentive Stock Option is granted to any employee of the Company who owns more than 10% of the total combined voting securities of the Company, the option price of such Incentive Stock Option shall be at least 110% of the fair market value of the common stock on the date of grant. Such Incentive Stock Option shall not be exercisable more than five years after the date of grant.

Exercise of Stock Options

An Option’s exercise price may be paid in cash or by certified check at the time the Option is exercised, or, at the discretion of the Committee, (1) a reload option whereby the exercise price is paid by exchange of other common stock with a fair market value equal to the Option exercise price; (2) a “cashless” exchange established with a broker; (3) by reducing the number of shares of common stock otherwise deliverable upon exercise with the fair market value equal to the aggregate Option exercise price; or (4) any combination of the previous methods.

SARs

Concurrently with the award of any Option, the administrator of the 2024 Plan may award the Option holder a related SAR, which permits the Option holder to be paid the appreciation on the related Option instead of exercising the Option. Additionally, the administrator may award free-standing SARs not affiliated with Options granted under the 2024 Plan. Any SARs related to Incentive Stock Options must be granted with the related Option. Any SARs with respect to Non-Qualified Stock Options may be granted together or separately from the related Option. SARs may be exercised only for such period as the underlying Options are exercisable, in no event more than 10 years from the date of grant. If the holder of the SAR exercises any SAR, any underlying Option shall be canceled, and the shares of common stock underlying such Option shall no longer be available for awards under the 2024 Plan.

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Restricted Stock Awards

The 2024 Plan also authorizes the grant of Restricted Stock Awards on terms and conditions established by our board of directors, which may include performance conditions. The terms and conditions will consist of the designation of a restriction period during which the shares are not transferable and are subject to forfeiture.

Change in Control

The administrator of the 2024 Plan may make provisions in awards with respect to a change in control. Under the 2024 Plan, in the event of a change of control and absent any terms to the contrary in an award, our board of directors may take such actions to provide for one or more of: (a) accelerating the vesting of any or all awards; (b) assuming or substituting any or all outstanding awards; and (c) cashing out any or all outstanding awards immediately before the change in control.

Duration, Amendment, and Termination

The administrator of the 2024 Plan may suspend or terminate the 2024 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2024 Plan will terminate on the tenth anniversary of its effective date. The administrator may also amend the 2024 Equity Plan at any time, except that no amendment shall be effective unless approved by our stockholders to the extent that stockholder approval is necessary to satisfy any applicable laws. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to awards or reduces the minimum exercise price for options or exchange of options for other awards unless such change is authorized by our stockholders. A termination or amendment of the 2024 Plan will not adversely affect a participant’s rights under a previously granted award without the participant’s consent.

Anti-Dilution.

Except as otherwise expressly provided herein, if the outstanding shares of Common Stock are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or another corporation because of a merger, consolidation, reclassification or combination of shares, stock dividend stock split or reverse stock split, appropriate adjustment shall be made by the Board of Directors in the number of shares and kind of stock subject to unexercised stock options hereunder, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

Restrictions on Transfer

Incentive Stock Options may not be transferred or exercised by another person except by will or by the laws of descent and distribution. Nonqualified Stock Options may, in the sole discretion of the Committee, be transferrable to certain permitted transferees as provided in the individual award agreements.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of awards, which are authorized to be granted under the 2024 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options

A participant will not recognize income on the grant or exercise of an Incentive Stock Option. However, the difference between the exercise price and the fair market value of the common stock on the date of exercise is an adjustment item for the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within specific specified periods after termination of employment, the participant will recognize ordinary income on exercising an Incentive Stock Option in the same manner as on exercising a Non-Qualified Stock Option, as described below. The general rule is that gain or loss from the sale or exchange of shares of common stock acquired on the exercise of an Incentive Stock Option will be treated as capital gain or loss. If specific holding period requirements are not satisfied, however, the participant generally will recognize ordinary income at the time of the disposition. Gain recognized on the disposition in excess of the ordinary income resulting therefrom will be capital gain, and any loss recognized will be a capital loss.

Non-Qualified Stock Options

A participant generally is not required to recognize income on the grant of a Non-Qualified Stock Option, a stock appreciation right, restricted stock units, a performance grant, or a stock award. Instead, ordinary income generally is required to be recognized on the date the Non-Qualified Stock Option or stock appreciation right is exercised, or in the case of restricted stock units, performance grants, and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the incentive award. In general, the amount of ordinary income required to be recognized is (a) in the case of a Non-Qualified Stock Option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of restricted stock units, performance grants, and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

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Gain or Loss on Sale or Exchange of Shares

In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the 2024 Equity Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if specific holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company

The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income due to a disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Non-Qualified Stock Option (including an Incentive Stock Option that is treated as a Non-Qualified Stock Option), a stock appreciation right, restricted stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that specific income tax reporting requirements are satisfied.

Performance-Based Compensation

Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly held corporation to certain executives (generally the five highest-paid officers) to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2024 Plan has been designed to allow the Committee to grant stock options, stock appreciation rights, restricted stock, restricted stock units, and performance grants that qualify under an exception to Section 162(m) deduction limit for performance-based compensation.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2024 PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN INDIVIDUAL’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE INDIVIDUAL MAY RESIDE.

As of the date hereof, we have made the following conditional grant under the 2024 plan:

Name and Position	Dollar Value	Number of Options
Roberto Jesus Valdes, Chairman	$50,000	500,000	(1)
Frank A. Ingrande, CEO	$50,000	500,000	(2)
Jason Sunstein, CFO	$50,000	500,000	(3)
Robert Rios, VP Marketing	$50,000	500,000	(4)
Michael Cresci, VP Sales	$50,000	500,000	(5)
Lisa Landau	$25,000	250.000	(6)
William B. Barnett, Consultant	$25,000	250,000	(7)

(1)	Represents a conditional option to purchase 500,000 shares of common stock on November 29, 2024. The grant requires shareholder approval. The option has a term of five (5) years from issuance and an exercise price of $0.10 per share. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) every month over the twelve (12) month period following the effective date.
(2)	Represents a conditional option to purchase 500,000 shares of common stock on November 29, 2024. The grant requires shareholder approval. The option has a term of five (5) years from issuance and an exercise price of $0.10 per share. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) every month over the twelve (12) month period following the effective date.
(3)	Represents a conditional option to purchase 500,000 shares of common stock on November 29, 2024. The grant requires shareholder approval. The option has a term of five (5) years from issuance and an exercise price of $0.10 per share. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) every month over the twelve (12) month period following the effective date.
(4)	Represents a conditional option to purchase 500,000 shares of common stock on November 29, 2024. The grant requires shareholder approval. The option has a term of five (5) years from issuance and an exercise price of $0.10 per share. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) every month over the twelve (12) month period following the effective date.
(5)	Represents a conditional option to purchase 500,000 shares of common stock on November 29, 2024. The grant requires shareholder approval. The option has a term of five (5) years from issuance and an exercise price of $0.10 per share. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) every month over the twelve (12) month period following the effective date.
(6)	Represents a conditional option to purchase 250,000 shares of common stock on November 29, 2024. The grant requires shareholder approval. The option has a term of five (5) years from issuance and an exercise price of $0.10 per share. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) every month over the twelve (12) month period following the effective date.
(7)	Represents a conditional option to purchase 250,000 shares of common stock on November 29, 2024. The grant requires shareholder approval. The option has a term of five (5) years from issuance and an exercise price of $0.10 per share. The option vests (i) one quarter (1/4) on the effective date and (ii) three quarters (3/4) every month over the twelve (12) month period following the effective date.

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New Plan Benefits

The terms and number of stock options or other awards to be granted in the future under the 2024 Plan are to be determined at the discretion of the Committee. Since no determinations regarding future awards or grants have yet been made, the benefits or amounts that will be received by or allocated to the Company’s executive officers, other eligible employees, non-employee directors, or consultants in the future cannot be determined.

Officers and Directors

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s shareholders. Each officer holds office for such terms, exercises such powers, and performs such duties as the Board of Directors determines.

Name	Age	Position
Roberto Jesus Valdes	52	Chairman of the Board of Directors
Frank A, Ingrande	59	Chief Executive Officer and President
Jason Sunstein	49	Chief Financial Officer and a Director

Roberto Jesus Valdes

Mr. Valdes has been the President of Grupo Valcas, Baja Residents Club, S.A. de, C.V. since 2004 and was the Assistant in the Grupo Valcas Design Department from 1989 to 1991. From 1991 through 2004, Mr. Valdes was a member of the Board of Directors, DUBCSA – Bajamar Ocean Front Resort Master Developer. He acted as Project Director for Grupo Valcas during his term as a director. His projects have included:

●	La Serena Condominiums, Ensenada, 1992-1994
●	La Quinta Bajamar Condominiums, Ensenada, 1994-1996
●	Oceano at Bajamar residential development, Ensenada, 1996-1998
●	Oceano Diamante residential development, Ensenada, 2000
●	Costa Bajamar condominiums, Ensenada, 2004-2005

Mr. Valdes has been one of our officers and directors since October 2013.

Jason Sunstein

Mr. Sunstein brings finance, mergers and acquisitions and general management experience. Since 1989, he has participated in a broad variety of both domestic and international structured investments and financings, ranging from debt and preferred stock to equity and developmental capital across a wide variety of infrastructure and corporate financings. He has been involved in numerous start-ups, turnarounds and public companies. Mr. Sunstein serves as on the Board of Directors of several public and private companies and the Advisory Board for the National Nutrition Reform, a non-profit company in San Diego, California. In December 2014 Mr. Sunstein filed for Chapter 7 bankruptcy and it was discharged in May 2015. He attended San Diego State University, where he majored in finance and held NASD Series 7 (General Securities Representative) and Series 63 licenses.

Mr. Sunstein has been one of our officers and directors since October 2013. Between February 2012 and July 2014, Mr. Sunstein was Vice President of Earth Dragon Resources, Inc., a company involved in plasma and wound therapy. Between January 2009 and January 2012, Mr. Sunstein was Vice President of Santeon Group, Inc., a firm involved in software development.

Frank A. Ingrande

Frank A. Ingrande is a native San Diego resident with over 30 years of experience in the second-home industry and more than 20 years in the second-home market in Mexico. Mr. Ingrande has direct experience in acquiring, developing, and marketing real estate in Mexico. Mr. Ingrande currently serves as President of Rancho Costa Verde Development, LLC, which he co-founded in 2008. He holds a BBA in Finance and an MBA with an emphasis in new venture management & international business from the University of San Diego. Mr. Ingrande also holds a California Real Estate Salesperson License.

All of our officers, with the exception of Mr. Valdes, devote all of their time to our business. Mr. Valdes devotes approximately 140 hours each month to our business.

Term of Office

All officers and directors listed above will remain in the office until the next annual meeting of our stockholders and until their successors have been duly elected and qualified or removed from the office as per our bylaws. There are no agreements with respect to the election of Directors. We have not compensated our Directors for their service to our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors, and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees. Our Board of Directors may in the future determine to pay the Directors’ fees and reimburse Directors for expenses related to their activities.

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None of our officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

Board Committees

Audit Committee

We do not have a standing audit committee of the Board of Directors. Management has determined not to establish an audit committee at present because our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources.

Code of Ethics

We have not adopted a Code of Ethics applicable to our principal executive and financial officers. The Company does not believe a formal written code of ethics is now necessary. We expect that the Company will adopt one if and when the Board of Directors deems it necessary.

Our directors will serve until the next annual shareholders’ meeting or until their successors are duly elected and qualified. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan, or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect directors to our board. There are also no arrangements, agreements, or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of our affairs. Our Board of Directors does not have any committees at this time.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors or any independent directors on our board, the functions that such committees would have performed are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are unaware of any other conflicts of interest with our executives or directors.

Director Independence

Our board of directors has reviewed each director’s independence and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements according to the applicable rules and regulations of the SEC.

Corporate Governance

No changes in state law or other procedures by which security holders may recommend nominees to our board of directors have occurred. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Because our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Indemnification of Executive Officers and Directors

Section 17-16-856 of the Wyoming Business Corporation Act provides that any director or officer of a Wyoming corporation may be indemnified against judgments, penalties, fines, settlements, and reasonable expenses incurred by him in connection with or in defending any action, suit, or proceeding in which he is a party because of his position, so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was in the corporation’s best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

We do not maintain any directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such a role.

There is no pending litigation or proceeding involving any of our directors, officers, employees, or agents in which indemnification will be required under California law. We are unaware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Executive Compensation

The Company does not have a compensation committee. Given the nature of its business, its limited stockholder base, and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

SUMMARY COMPENSATION TABLE

We do not offer retirement benefit plans to our named executive officers, nor have we entered into any contract, agreement, plan, or arrangement, whether written or unwritten, that provides for payments to a named executive officer at, or in connection with, the resignation, retirement or other termination of a named executive officer, or a change in control of the company or a change in the named executive officer’s responsibilities following a change in control.

We do not have a standard arrangement for compensation of our directors for any services provided as directors, including services for committee participation or special assignments.

The Company does not have a compensation committee. Given the nature of its business, its limited stockholder base, and the current composition of management, the board of directors does not believe that the Company requires a compensation committee at this time.

The information required by Regulation S-K Item 407(e)(4), “Compensation Committee Interlocks and Insider Participation,” and Item 407(e)(5), “Compensation Committee Report,” is not required because the Company is a smaller reporting company.

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for the two fiscal years ended December 31, 2023, and 2022, which includes cash compensation, stock options awarded, and all other compensation:

Name and Principal Position	Year Ended Dec. 31	Salary/Fees ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Roberto Jesus Valdes, Director	2023	132,152	-	-	-	-	-	-	135,152
	2022	132,152	-	-	53,825	-	-	-	185,977
Frank Ingrande, CEO	2023	132,152	-	-	-	-	-	-	135,152
	2022	132,152	-	-	53,825	-	-	-	185,977
Jason Sunstein, CFO and Director	2023	132,152	-	-	-	-	-	-	135,152
	2022	132,152	-	-	53,825	-	-	-	185,977

(1)	Effective January 1, 2020, the Company executed employment agreements with our Chief Executive Officer and Chief Financial Officer. The base salary is $120,000 annually, and there is a $500 monthly auto stipend and four weeks of paid vacation. On May 10, 2021, the Company executed an employment agreement with our President, which includes a base salary of $120,000 per annum, a $500 monthly auto stipend, and four weeks of paid vacation.
(2)	On December 1, 2022, the Company awarded 465,833 to each of our named executives under the 2022 Plan, with a strike price of $0.20 and a contractual term of five (5) years. The options vest 25% on the grant date and 75% monthly over the twelve months from the grant date. The call option was valued at $0.20.

Employment Agreement

Effective January 1, 2020, we have entered into employment agreements with our executive officers, and their compensation is determined at the discretion of our Board of Directors.

The Company entered into an employment agreement with the President on May 10, 2021. The base salary is $120,000 annually, with a $500 monthly auto stipend. The employee also receives four weeks of paid vacation and an incentive bonus of 50,000 shares of common stock pursuant to S-8.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this filing, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission. It is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such a percentage may differ for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The percentage of shares is based on 89,006,719 shares issued and outstanding on November 29, 2024.

Name	# of Shares of Common Stock	Percentage
Roberto Jesus Valdes	6,433,961	7.2%
Jason Sunstein	6,080,648	6.8%
Frank Ingrande	1,988,966	2.2%

All Exec. Officers and Directors as a group (3 persons)	14,503,575	16.2%
IRED	20,000,000	22.5%

We are unaware of any person who owns, of record or is known to own beneficially five percent or more of the outstanding securities of any class of the issuer other than as set forth above. There are no classes of stock other than common stock issued or outstanding.

There are no current arrangements that will result in a change in control.

ANNUAL REPORT ON FORM 10-K AND ADDITIONAL INFORMATION

Information Available

The Company is subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, the Company files periodic reports, documents, and other information with the SEC relating to its business, financial statements, and other matters, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and any reports before or after that date. Our website address is www.ila.companyWe make available on this website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports after we electronically file those materials with, or furnish those materials to, the SEC. The Company’s filings with the SEC are also available to the public from the SEC’s website, http://www.sec.gov.

Delivery of Documents to Security Holders Sharing an Address

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, upon written or oral request, the Company will promptly deliver a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address, and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 350 10th Avenue, Suite 1000, San Diego, CA 92101.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may send a notification to or call the Company’s principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors

/s/ Jason Sunstein
Name: Jason Sunstein
Title: Chief Financial Officer
January 22, 2025
San Diego, California

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EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION OF

INTERNATIONAL LAND ALLIANCE, INC.

The undersigned, for the purposes of amending the Articles of Incorporation of International Land Alliance, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the Wyoming Business Corporation Act (the “WBCA”), does hereby certify that:

FIRST: That the Board of Directors of the Corporation (the “Board”) adopted a resolution proposing and declaring advisable the following amendment to the Articles of Incorporation of the Corporation to increase the authorized shares of common stock, par value $0.001 from 150,000,000 shares to 250,000,000 shares (the “Common Stock”).

SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, stockholders holding a majority of the Company’s issued and outstanding common stock have given written consent approving the foregoing Amendment to the Articles of Incorporation in accordance with the provisions of the WBCA, and written notice of the adoption of the amendments shall be given to every stockholder entitled to such notice.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of the WBCA.

FOURTH: The aforesaid amendment shall be effective as of 9:00 A.M. Pacific Standard Time on the date of the filing of this Certificate of Amendment to the Articles of Incorporation with the office of the Secretary of State of the State of Wyoming.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Articles of Incorporation of the Corporation to be duly executed by the undersigned this ____ day of ___________, 2025.

INTERNATIONAL LAND ALLIANCE, INC.

By:
Name:	Jason Sunstein
Title:	CFO

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EXHIBIT B

2024 STOCK INCENTIVE PLAN

INTERNATIONAL LAND ALLIANCE, INC.

(AS ADOPTED ON NOVEMBER 29, 2024)

1. Purpose. The purpose of the 2024 Stock Incentive Plan (the “Plan”) of International Land Alliance, Inc. (the “Company”) is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives (“Incentives”) designed to attract, retain and motivate employees, certain key consultants and directors of the Company. Incentives may include opportunities to purchase or receive shares of Common Stock, $.001 par value of the Company (“Common Stock”) on terms determined under this Plan. The Board adopted the Plan on November 29, 2024.

2. Administration. The Plan shall be administered by the Board of Directors or a stock option or compensation committee (the “Committee”) of the Company’s Board of Directors. The Committee shall consist of not less than two directors of the Company and shall be appointed from time to time by the Company’s Board of Directors. Each member of the Committee shall be (i) a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 (including the regulations promulgated thereunder, the “1934 Act”) (a “Non-Employee Director”), and (ii) shall be an “outside director” within the meaning of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder. The Committee shall have complete authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee’s decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants. If there is no stock option or compensation committee at any time, the term “Committee,” as used in the Plan, shall refer to the Board of Directors.

3. Eligible Participants. Officers of the Company, employees of the Company or its subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to the Company or its subsidiaries shall be eligible to receive Incentives under the Plan when designated by the Committee. Participants may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of the Company or its subsidiaries and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade), and authority to designate participants who are not officers and to set or modify such targets may be delegated. Participation is entirely at the discretion of the Committee and is not automatically continued after an initial participation period.

4. Types of Incentives. Incentives under the Plan may be granted in any one or a combination of the following forms: (a) incentive stock options and non-statutory stock options (Section 6); (b) stock appreciation rights (“SARs”) (Section 7); (c) stock awards (Section 8); (d) restricted stock (Section 8); and (e) performance shares (Section 9).

5. Shares Subject to the Plan.

5.1 Number of Shares. Subject to adjustment as provided in Section 10.6, the number of shares of Common Stock that may be issued under the Plan shall not exceed 15,000,000 shares of Common Stock. Shares of Common Stock issued under the Plan or subject to outstanding Incentives will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Shares of Common Stock subject to a participant’s exercise of either an option or a SAR, but not both (a “tandem SAR”), shall be counted only once.

5.2 Cancellation. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to Section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. If a stock option or SAR granted hereunder expires or is terminated or canceled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise.

5.3 Type of Common Stock. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock, or stock awards may be authorized and unissued shares or treasury stock, as designated by the Committee.

6. Stock Options. A stock option is the right to purchase shares of Common Stock from the Company at a specified price. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price. The option price per share shall be determined by the Committee, subject to adjustment under Section 10.6, and shall never be less than the greater of (1) the Fair Market Value on the date of grant of the option or (2) the par value of the Common Stock. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a Stock Option may not be re-priced without Shareholder approval (including canceling previously awarded Stock Options and re-granting them with a lower exercise price).

6.2 Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in Section 10.6. In the case of a tandem SAR, the number of shares of Common Stock available upon exercise of the participant’s stock option shall be reduced to reflect any tandem SARs already exercised by the participant.

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6.3 Duration and Time for Exercise. Subject to earlier termination as provided in Section 6.5 and/or Section 10.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years from the date of the grant. Each stock option shall become exercisable at such times during its term as determined by the Committee at the time of grant. The Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option, provided that the purchase price may not exceed the Fair Market Value of the shares at the time of purchase.

6.4 Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable (a) in United States dollars upon exercise of the option and may be paid by cash, uncertified or certified check or bank draft; (b) at the discretion of the Committee, by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; (c) at the discretion of the Committee, by instructing the Company to withhold from the shares of Common Stock issuable upon exercise of the stock option shares of Common Stock in payment of all or any part of the exercise price and/or any related withholding tax obligations, which shares shall be valued for this purpose at Fair Market Value or in such other manner as may be authorized from time to time by the Committee, or (d) by delivery (including by email or fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

The shares of Common Stock delivered by the participant pursuant to Section 6.4(b) must have been held by the participant for a period of not less than six months prior to the exercise of the option, unless otherwise determined by the Committee. Stock options will not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option or SAR of the participant. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder.

6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in Section 422 of the Code):

(a)	Incentive Stock Options may only be granted to Company employees. They may not remain exercisable later than three months after the participant terminates employment (or such other period provided in Section 422 of the Code). Notwithstanding the foregoing, the Committee may provide that a stock option may be exercisable for a period of time longer than three months after the participant terminates employment as long as it is not beyond the original term of the stock option grant; however, any amendment to a stock option originally issued as an Incentive Stock Option to provide exercise later than three months after the participant’s termination of employment will cause the stock option to no longer be qualified as an Incentive Stock Option if such stock option is exercised later than three months after the participant’s termination of employment.

(b)	The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, at its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

(c)	Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable but shall in all events be consistent with and contain all provisions required to qualify the options as Incentive Stock Options.

(d)	All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date the stockholders approved this Plan.

(e)	Unless sooner exercised, all Incentive Stock Options shall expire by 10 years after the date of grant.

(f)	The option price for Incentive Stock Options shall be no less than the Fair Market Value of the Common Stock subject to the option on the grant date.

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(g)	If Incentive Stock Options are granted to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation, (i) the option price for such Incentive Stock Options shall be not less than 110% of the Fair Market Value of the Common Stock subject to the option on the date of grant and (ii) such Incentive Stock Options shall expire no later than five years after the date of grant.

(h)	An Incentive Stock Option must not be transferable by the participant other than by will or the laws of descent and distribution. It must be exercisable during the individual’s lifetime only by the individual, in accordance with Treasury Regulation 1.422-2(a)(2)(v).

7. Stock Appreciation Rights. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash, or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 7.4. A tandem SAR may be granted (a) with respect to any nonqualified stock option granted under this Plan, concurrently with the grant of such stock option (as to all or any portion of the shares of Common Stock subject to the nonqualified stock option), or (b) alone, without reference to any related stock option (a non-tandem SAR). Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

7.1 Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to the limitations in Section 6.2 and subject to adjustment as provided in Section 10.6. In the case of a tandem SAR granted with respect to a nonqualified stock option, the number of shares of Common Stock subject to the SAR shall be reduced to reflect any nonqualified options already exercised by the participant. SARs shall not be granted in tandem with Incentive Stock Options.

7.2 Duration. Subject to earlier termination as provided in Section 10.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the grant date. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. The Committee may, in its discretion, accelerate the exercisability of any SAR.

7.3 Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. Upon receipt of such written notice, the Company shall, as soon as practicable and in any event before the fifteenth day of the third month following the end of the Company’s fiscal year, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to Section 7.4.

7.4 Payment. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the 1934 Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

(a)	the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds the Fair Market Value of the shares of Common Stock at the time of grant, subject to adjustment under Section 10.6); by

(b)	the Fair Market Value of a share of Common Stock on the exercise date.

In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares that would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise. Other than in connection with a change in the Company’s capitalization (as described in Section 10.6), a SAR may not be re-priced without Shareholder approval (including canceling previously awarded SARs and re-granting them at a time when the Fair Market Value of the shares of Common Stock is lower). SARs will not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other stock option or SAR of the participant.

8. Stock Awards and Restricted Stock. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment, therefore, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock that are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

8.1 Number of Shares. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or restricted stock shall be determined by the Committee.

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8.2 Sale Price. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

8.3 Restrictions. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

(a)	a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

(b)	a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his or her cost, all or a part of such shares in the event of termination of his or her employment or consulting engagement during any period in which such shares are subject to restrictions;

(c)	such other conditions or restrictions as the Committee may deem advisable.

8.4 Escrow. In order to enforce the restrictions imposed by the Committee pursuant to Section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 2024 Stock Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of the 2024 Stock Incentive Plan and the agreement is on file in the office of the secretary of the Company.

8.5 End of Restrictions. Subject to Section 10.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant’s legal representative, beneficiary or heir.

8.6 Stockholder. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

9. Performance Shares. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

9.1 Performance Objectives. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

9.2 Not Stockholder. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the Company, until the payment of shares of Common Stock with respect to an award.

9.3 No Adjustments. No adjustment shall be made to performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock prior to the end of any period for which performance objectives were established.

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9.4 Expiration of Performance Share. If any participant’s employment or consulting engagement with the Company is terminated for any reason other than normal retirement, death, or disability prior to the achievement of the participant’s stated performance objectives, all the participant’s rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment or consulting because of death, disability, or normal retirement, the Committee, at its own discretion, may determine what portions, if any, of the performance shares should be paid to the participant.

10. General.

10.1 Effective Date. The Plan will become effective upon its approval by the Company’s stockholders. Unless approved by the board of directors within one year after the date of the Plan’s adoption, the amended and restated Plan shall not be effective for any purpose.

10.2 Duration. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the stockholders of the Company approve the Plan.

10.3 Non-transferability of Incentives. No stock option, SAR, restricted stock, or performance award may be transferred, pledged, or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive Award), or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, nonqualified stock options may be transferred by the holder thereof to the Employee’s spouse, children, grandchildren, or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by his or her guardian or legal representative or by the transferees permitted by the preceding sentence. Incentive Stock Options shall be subject to the further restrictions on transfer set forth in Section 6.5.

10.4 Effect of Termination or Death. In the event that a participant ceases to be an employee of or consultant to the Company for any reason, including death or disability, any Incentives may be exercised only as their terms may permit or shall expire at such times as may be determined by the Committee as set forth in the Plan or the Incentive Award agreement.

10.5 Additional Condition. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.6 Adjustment. In the event of any recapitalization of shares, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock to the extent appropriate in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

10.7 Anti-Dilution. Except as otherwise expressly provided herein, if the outstanding shares of Common Stock are hereafter changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation because of a merger, consolidation, reclassification or combination of shares, stock dividend stock split or reverse stock split, appropriate adjustment shall be made by the Board of Directors in the number of shares and kind of stock subject to unexercised stock options hereunder, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event.

10.8 Incentive Plans and Agreements. Except for stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee.

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10.9 Withholding.

(a)	The Company shall have the right to withhold from any payments made under the Plan or to collect, as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold from the distribution shares of Common Stock having a value up to the minimum amount of withholding taxes required to be collected on the transaction. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

(b)	Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

10.10 No Continued Employment, Engagement, or Right to Corporate Assets. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, a consultant, such persons’ beneficiaries, or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

10.11 Amendment. The Board may amend or discontinue the Plan or any participant’s Incentive agreement at any time. However, without the recipient’s consent, no such amendment or discontinuance shall adversely change or impair an Incentive previously granted. Further, no such amendment shall, without the approval of the shareholders of the Company, (a) increase the maximum number of shares of Common Stock that may be issued to all participants under the Plan, (b) change or expand the types of Incentives that may be granted under the Plan, (c) change the class of persons eligible to receive Incentives under the Plan, or (d) materially increase the benefits accruing to participants under the Plan.

10.12 Sale, Merger, Exchange or Liquidation. Unless otherwise provided in the agreement for an Incentive, in the event of an acquisition of the Company through the sale of substantially all of the Company’s assets or a merger, exchange, reorganization, or liquidation of the Company or a similar event as determined by the Committee (collectively a “transaction”), the Committee shall be authorized, in its sole discretion, to take any and all action it deems equitable under the circumstances, including but not limited to any one or more of the following:

(i)	providing that the Plan and all Incentives shall terminate and the holders of (i) all outstanding vested options shall receive, in lieu of any shares of Common Stock they would be entitled to receive under such options, such stock, securities or assets, including cash, as would have been paid to such participants if their options had been exercised and such participant had received Common Stock immediately prior to such transaction (with appropriate adjustment for the exercise price, if any), (ii) performance shares and/or SARs that entitle the participant to receive Common Stock shall receive, in lieu of any shares of Common Stock each participant was entitled to receive as of the date of the transaction pursuant to the terms of such Incentive, if any, such stock, securities or assets, including cash, as would have been paid to such participant if such Common Stock had been issued to and held by the participant immediately prior to such transaction, and (iii) any Incentive under this Agreement which does not entitle the participant to receive Common Stock shall be equitably treated as determined by the Committee.

(ii)	providing that participants holding outstanding vested Common Stock based Incentives shall receive, with respect to each share of Common Stock issuable pursuant to such Incentives as of the effective date of any such transaction, at the determination of the Committee, cash, securities or other property, or any combination thereof, in an amount equal to the excess, if any, of the Fair Market Value of such Common Stock on a date within ten days prior to the effective date of such transaction over the option price or other amount owed by a participant, if any, and that such Incentives shall be cancelled, including the cancellation without consideration of all options that have an exercise price below the per share value of the consideration received by the Company in the transaction.

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(iii)	providing that the Plan (or replacement plan) shall continue with respect to Incentives not cancelled or terminated as of the effective date of such transaction and provide to participants holding such Incentives the right to earn their respective Incentives on a substantially equivalent basis (taking into account the transaction and the number of shares or other equity issued by such successor entity) with respect to the equity of the entity succeeding the Company by reason of such transaction.

(iv)	providing that all unvested, unearned or restricted Incentives, including but not limited to restricted stock for which restrictions have not lapsed as of the effective date of such transaction, shall be void and deemed terminated, or, in the alternative, for the acceleration or waiver of any vesting, earning or restrictions on any Incentive.

The Board may restrict the rights of participants or the applicability of this Section 10.12 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation. The grant of an Incentive award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

10.13 Definition of Fair Market Value. For purposes of this Plan, the “Fair Market Value” of a share of Common Stock at a specified date shall, unless otherwise expressly provided in this Plan, be the amount that the Committee or the Board of Directors determines in good faith to be 100% of the fair market value of such a share as of the date in question; provided, however, that notwithstanding the foregoing, if such shares are listed on a U.S. securities exchange or are quoted on the Nasdaq National Market or Nasdaq Small-Cap Market (“Nasdaq”), then Fair Market Value shall be determined by reference to the last sale price of a share of Common Stock on such U.S. securities exchange or Nasdaq on the applicable date. If such U.S. securities exchange or Nasdaq is closed for trading on such date, or if the Common Stock does not trade on such date, then the last sale price used shall be the one on the date the Common Stock last traded on such U.S. securities exchange or Nasdaq.

10.14 Change in Control.

(a)	Upon a Change in Control, as defined in paragraph (b) of this Section 10.14, any stock option or restricted stock award granted to any Participant under this Plan that would have become vested upon continued employment by the Participant shall immediately vest in full and become exercisable, notwithstanding any provision to the contrary of such award, and notwithstanding the discretion of the Committee pursuant to Section 10.12.

For purposes of this Section 10.14, “Change in Control” means:

(i)	The acquisition by any person, entity, or “group” within the meaning of Section 13(d) (3) or 14(d) (2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding, for this purpose, (A) the Company, or (B) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; or

(ii)	Individuals who, as of December 1, 2023, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 1, 2023, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(iii)	Approval by the stockholders of the Company of (A) a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged or consolidated company, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company.

10.15 Section 409A. Notwithstanding any other provisions of the Plan or any Incentive award agreement, no Incentive shall be granted, deferred, accelerated, extended, paid out, adjusted pursuant to Section 10.6, or otherwise modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Incentive may not be made at the time contemplated by the terms of the Plan or the relevant Incentive award agreement, without causing the participant to be subject to taxation under Section 409A of the Code, then the Company will make such payment on the first day that would not result in the participant incurring any tax liability under Section 409A of the Code.

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